Exhibit 23(j)(i) under form N-1A
                                            Exhibit 23 under Item 601/Reg. S-K

                        Independent Auditors' Consent


The Board of Trustees
Huntington Variable Annuity Funds:

We consent to the use of our report dated February 13, 2003 for the Huntington Variable Annuity Funds - Huntington VA Growth Fund, Huntington VA Income Equity Fund, Huntington VA Rotating Index Fund, Huntington VA Dividend Capture Fund, Huntington VA Mid Corp America Fund and Huntington VA New Economy Fund, incorporated by reference herein and to the references to our firm under the captions "Financial Highlights" in the prospectus and "Who Manages and Provides Services to the Funds - Independent Auditors" and "Financial Statements" in the Statement of Additional Information included herein.

/s/ KPMG LLP
Columbus, Ohio
April 28, 2003